Exhibit 10.4
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT
AGREEMENT AND FOREIGN SECURITY AGREEMENT,
LIMITED WAIVER AND RELEASE
     This Fourth Amendment to Amended and Restated Credit Agreement and Foreign Security Agreement, Limited Waiver and Release (the “Fourth Amendment” or “this Amendment”) is made and entered into effective as of the 30th day of December, 2008 (the “Fourth Amendment Effective Date”), by and among ION GEOPHYSICAL CORPORATION, a Delaware corporation (the “Domestic Borrower”), ION INTERNATIONAL S.À R.L., a Luxembourg private limited company (société à responsabilité limitée), having its registered office at 560A rue de Neudorf, L-2220 Luxembourg, with a share capital of EUR12,500, and registered with the Luxembourg Register of Commerce and Companies under the number B-135.679 (the “Foreign Borrower” and together with the Domestic Borrower, the “Borrowers”), the Guarantors party hereto (the “Guarantors”), the Lenders party hereto, and HSBC BANK USA, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
     WHEREAS, the above-named parties have entered into that certain Amended and Restated Credit Agreement dated as of July 3, 2008, as amended by that certain First Amendment to Amended and Restated Credit Agreement and Domestic Security Agreement dated as of September 17, 2008, that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 17, 2008, and that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 29, 2008 (and as may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Guarantors, the Lenders and the Administrative Agent; and
     WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions to the Credit Agreement, and said parties are willing to do so subject to the terms and conditions set forth herein, provided that the Domestic Borrower and Domestic Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and each other Loan Document to which each is a party and that the Foreign Borrower and Foreign Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and each other Loan Document to which each is a party.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, Borrowers, Guarantors, the Lenders party hereto and the Administrative Agent agree as follows:
     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.
     2. Amendments. (a) The Credit Agreement is hereby amended as follows:
     (i) Amendments to Section 1.01. Section 1.01 is hereby amended by deleting the following definitions and restating them in their entirety to read as follows:

     “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page 1 (or on any successor or substitute page) at approximately 11:00 a.m London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.”
     “Applicable Margin” means, on any day, for any Revolving Loan, the applicable per annum percentage set forth at the appropriate intersection in the Revolving Loans table shown below, and, for the Term Loans, the applicable per annum percentage set forth at the appropriate intersection in the Term Loans table shown below, each of which is based on the Leverage Ratio for the most recently ended trailing four-quarter period with respect to which the Domestic Borrower is required to have delivered the financial statements and Compliance Certificate pursuant to Section 5.01 hereof (as such Leverage Ratio is reflected in the Compliance Certificate delivered under Section 5.01(c) by the Domestic Borrower in connection with such financial statements):
Revolving Loans

Level	Leverage Ratio	LIBO Rate Margin	ABR Margin
I	<0.75x	3.875%	2.875%
II	≥0.75x<1.25x	4.250%	3.250%
III	≥1.25x<1.75x	4.625%	3.625%
IV	≥1.75x	5.000%	4.000%
Term Loans

Level	Leverage Ratio	LIBO Rate Margin	ABR Margin
I	<0.75x	3.875%	2.875%
II	≥0.75x<1.25x	4.250%	3.250%
III	≥1.25x<1.75x	4.625%	3.625%
IV	≥1.75x	5.000%	4.000%
Each change in the Applicable Margin shall take effect on each date on which such financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01, commencing with the date on which such financial statements and Compliance Certificate are required to be delivered for the four-quarter period ending June 30, 2008. Notwithstanding the foregoing, for the two (2) quarterly periods following the date of the First Amendment Effective Date, the Applicable Margin shall be determined at Level IV. In the event that any financial statement delivered pursuant to Section 5.01 is shown to be inaccurate when delivered (regardless of whether this Agreement or the Revolving Loan Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then the Domestic Borrower shall immediately (i) deliver to the Administrative Agent corrected financial statements for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected financial statements, and (iii) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.16(a). This provision is in addition to the rights of the Administrative Agent and the Lenders with respect to Section 2.11(d) and their other respective rights under this Agreement. If the Domestic Borrower fails to deliver the financial statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.01, then effective as of the date such financial statements and corresponding Compliance Certificate were required to the delivered pursuant to Section 5.01, the Applicable Margin shall be determined at Level IV and shall remain at such level until the date such financial statements and corresponding Compliance Certificate are so delivered by the Domestic Borrower. The Applicable Margin for the Term Loans shall be increased by 0.25% at all levels, and the Applicable Margin for the Revolving Loans shall be increased by 0.50% at all levels, in each case, commencing on the First Amendment Effective Date and ending on the date the Domestic Borrower repays the Revolving Loans borrowed for the purpose of financing the ARAM Acquisition.
     “ARAM Sellers’ Note” means that certain unsecured promissory note, in an aggregate principal amount not in excess of $35,000,000, issued by 3226509 Nova Scotia Company, a Nova Scotia unlimited liability company and successor by assignment to the Domestic Borrower under the ARAM Purchase Agreement, made to the favor of the sellers of ARAM and certain of its Affiliates pursuant to the terms of the ARAM Purchase Agreement, which as amended, shall not mature earlier than September 17, 2013.”
     “Commitment Fee Rate” means, on any day, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio for the most recently ended trailing four-quarter period with respect to which the Domestic Borrower is required to have delivered the financial statements pursuant to Section 5.01 hereof (as such Leverage Ratio is reflected in the Compliance Certificate delivered under Section 5.01(c) by the Domestic Borrower in connection with such financial statements):

Level	Leverage Ratio	Commitment Fee Rate
I	<0.75x	0.500%
II	≥0.75x<1.25x	0.500%
III	≥1.25x<1.75x	0.625%
IV	≥1.75x	0.750%

Each change in the Commitment Fee Rate shall take effect on each date on which such financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01, commencing with the date on which such financials statements and Compliance Certificate are required to be delivered for the four-quarter period ending June 30, 2008. Notwithstanding the foregoing, for the period from the Effective Date through the date the financial statements and Compliance Certificate are required to be delivered pursuant to Section 5.01 for the fiscal quarter ended June 30, 2008, the Commitment Fee Rate shall be determined at Level I. In the event any financial statement delivered pursuant to Section 5.01 is shown to be inaccurate when delivered (regardless of whether this Agreement or the Revolving Loan Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to a higher Commitment Fee Rate for any period (an “Applicable Commitment Fee Period”) than the Commitment Fee Rate applied for such Applicable Commitment Fee Period, and only in such case, then the Domestic Borrower shall immediately (i) deliver to the Administrative Agent corrected financial statements for such Applicable Commitment Fee Period, (ii) determine the Commitment Fee Rate for such Applicable Commitment Fee Period based on the corrected financial statements, and (iii) immediately pay to the Administrative Agent the additional accrued commitment fees owing as a result of such increased Commitment Fee Rate for such Applicable Commitment Fee Period, which payment shall be promptly applied in accordance with Section 2.16(a). This provision is in addition to the rights of the Administrative Agents and Lenders with respect to Section 2.11(d) and their other respective rights under this Agreement. If the Domestic Borrower fails to deliver the financial statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.01, then effective as of the date such financial statements and corresponding Compliance Certificate were required to the delivered pursuant to Section 5.01, the Commitment Fee Rate shall be determined at Level IV and shall remain at such level until the date such financial statements and corresponding Compliance Certificate are so delivered by the Domestic Borrower.”
     “Interim Junior Financing” means one or more interim or bridge loans or financings, including, without limitation, the Short Term Interim Junior Financing, in a principal amount not exceeding $135,000,000 in the aggregate at any time outstanding, issued from time to time by any party to the Domestic Borrower as an intermediate financing vehicle to be refinanced or repaid from the proceeds of, or converted into, the Long Term Junior Financing on terms reasonably satisfactory to the Administrative Agent.
     “Long Term Junior Financing” means (i) the unsecured notes, loans or debentures in the original principal amount of up to $135,000,000, or (ii) any extension of the Interim Junior Financing beyond January 31, 2010, which, in each case, shall have a stated maturity date not earlier than September 17, 2013 and shall be on terms reasonably satisfactory to the Administrative Agent.

     “Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or (b) increased from time to time pursuant to Section 2.18 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.18 or 10.04. The initial amount of each Lender’s Revolving Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Loan Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Loan Commitments is $100,000,000 or an Equivalent Amount computed in an Alternative Currency.”
     “Short Term Interim Junior Financing” means one or more unsecured loans, with a maturity date of no later than December 31, 2008, and in an original principal amount not exceeding $41,000,000, made by any party to the Domestic Borrower as an intermediate financing vehicle to be repaid from the proceeds of any other Interim Junior Financing or the Long Term Junior Financing, on terms reasonably satisfactory to the Administrative Agent; provided the maturity date may be extended to a date that is not earlier than January 31, 2010, with such extension on terms reasonably satisfactory to the Administrative Agent, or if the maturity date thereof is not so extended, such loans are refinanced with the proceeds of unsecured loans of like principal amount having a maturity date that is not earlier than January 31, 2010, and funded by the lender of the existing loans that are to be so refinanced and/or one or more of its affiliates on terms reasonably satisfactory to the Administrative Agent.”
     (b) Section 1.01 is hereby further amended by adding the following definition thereto in the proper alphabetical order.
     “Fourth Amendment Effective Date” means December 30, 2008.
     “Sale/Leaseback Agreement” means a five-year amortizing equipment lease financing facility in the original principal amount not exceeding $41,000,000, entered into by Domestic Borrower or one or more of its Subsidiaries, pursuant to which Domestic Borrower or such Subsidiaries shall sell and lease back equipment or inventory, primarily located in Canada, on terms reasonably satisfactory to the Administrative Agent.”
     (c) Section 1.01 is hereby further amended by amending and restating paragraph (w) of the definition of Permitted Liens to read as follows:
     “ (w) Liens to secure Capital Lease Obligations permitted under Sections 6.01(g) and 6.01(s); provided that such Liens attach only to the Property that is the subject of such Capital Lease Obligation;”
     (d) Amendment to Section 2.01. Section 2.01 is hereby amended by restating paragraphs (b) and (c) in their entirety each to read as follows:

     “(b) Subject to Section 2.18, Revolving Loans may, at the option of the Domestic Borrower, be requested in an aggregate amount of not more than $75,000,000 or an Equivalent Amount in an Alternative Currency calculated as of the date such Loans are requested (each a “Domestic Revolving Loan”).”
     “(c) Subject to Section 2.18, Revolving Loans may, at the option of the Foreign Borrower, be requested in an aggregate amount of not more than $60,000,000 or an Equivalent Amount in an Alternative Currency calculated as of the date such Loans are requested (each a “Foreign Revolving Loan”).”
     (e) Amendment to Section 5.08. Section 5.08 is hereby amended by restating Section 5.08 in its entirety to read as follows:
     “SECTION 5.08. Use of Proceeds and Letters of Credit. Each Borrower covenants and agrees that the proceeds of the Loans will be used only to (i) finance acquisitions, investments and share repurchases, including the ARAM Acquisition; (ii) pay the fees, expenses and other transaction costs of the transactions contemplated hereby (including in connection with the ARAM Acquisition); and (iii) in regard to the Revolving Loans only, fund working capital needs and general corporate purposes of each Borrower and its respective Subsidiaries. Each Borrower covenants and agrees that no part of the proceeds of any Loan will be used, whether directly or indirectly, (a) to repay any principal amount outstanding under the Junior Financing or the ARAM Seller’s Note as the same comes due or (b) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support the working capital needs and general corporate obligations of such Borrower and its Subsidiaries relating to their respective lines of business as currently conducted.”
     (f) Amendment to Section 5.17. Section 5.17 is hereby amended by restating Section 5.17 in its entirety to read as follows:
     “SECTION 5.17. Funding of ARAM Acquisition. No later than the earliest of (i) the funding date of the Junior Financing (other than the Short Term Interim Junior Financing), (ii) the stated termination or expiration date of the commitment for any such Junior Financing (other than the Short Term Interim Junior Financing) if the same has not been funded, and (iii) December 31, 2008, the Domestic Borrower will have cash on hand, which may include the proceeds of the Junior Financing (other than the Short Term Interim Junior Financing), sufficient to, and will repay Revolving Loans the proceeds of which were used to finance the ARAM Acquisition.”
     (g) Amendment to Section 6.01. Section 6.01 is hereby amended by relettering paragraph (s) as paragraph (t) (and all references in the Credit Agreement to such paragraph shall be relettered accordingly) inserting a new paragraph (s) and by restating the last paragraph of Section 6.01, each to read as follows:

     “(s) Indebtedness under the Sale/Leaseback Agreement.”
     “Notwithstanding the foregoing, the Domestic Borrower and the Foreign Borrower each agrees that, to the extent that any of the documents or agreements governing the Junior Financing then in effect imposes upon the Borrowers any covenant with respect to the incurrence or maintenance of Indebtedness that is more restrictive on either Borrower or its respective Subsidiaries than this Section 6.01 as then in effect, then such more restrictive covenant under such document or agreement governing the Junior Financing then in effect shall be deemed to be incorporated herein by reference for the benefit of the Lenders, and shall continue in effect for purposes of this Agreement until such Junior Financing has been repaid, refinanced, extended or converted, regardless of any amendment or waiver of, or any consent to any deviation from, or any modification of, such more restrictive covenant under the documents or agreements governing such Junior Financing.”
     (h) Amendment to Section 6.04. Section 6.04 is hereby amended by relettering paragraph (g) as paragraph (h) (and all references in the Credit Agreement to such paragraph shall be relettered accordingly) and by adding a new paragraph (g), to read as follows:
     “(g) any sale, transfer, lease or other disposition of assets pursuant to, and in accordance with, the terms of the Sale/Leaseback Agreement; and”
(i) Amendment to Section 6.07. Section 6.07 is hereby amended by restating paragraphs (e) and (h) in their entirety and by adding a new paragraph (j) and by restating the last paragraph of Section 6.01, each to read as follows:
     “(e) [Intentionally omitted];”
     “(h) subject to the provisions of Section 5.08, 32666509 Nova Scotia Company may, as long as no Event of Default has occurred and is continuing or would exist after giving effect thereto, pay (i) interest payments pursuant to the terms and conditions of the ARAM Sellers’ Note and (ii) principal payments with the proceeds of (x) Subordinated Indebtedness, (y) unsecured Indebtedness or (z) issuance of any Equity Interests, all to the reasonable satisfaction of the Administrative Agent;”
     “(j) subject to the provisions of Section 5.08, after January 31, 2009, so long as no Event of Default has occurred and is continuing or would exist after giving effect thereto, Borrower may pay all or any portion of the principal outstanding under the Short Term Interim Junior Financing or the Interim Junior Financing with the proceeds of (i) transactions contemplated under the Sale/Leaseback Agreement at any time and from time to time after the consummation of the Sale/Leaseback Agreement, (ii) Subordinated Indebtedness, (iii) unsecured Indebtedness, or (iv) issuance of any Equity Interests, all to the reasonable satisfaction of the Administrative Agent.”

     “Anything herein to the contrary notwithstanding, in no event shall the dividends, repurchases or acquisitions permitted in clauses (a) or (f) of this Section 6.07 in the aggregate exceed an amount equal to thirty percent (30%) of Consolidated Net Income of Domestic Borrower for Domestic Borrower’s most recently completed fiscal year, provided for so long as any Junior Financing remains outstanding and the following restriction is contained in the documents evidencing or governing same, then, in no event shall the dividends, repurchases or acquisitions permitted in clauses (a) or (f) of this Section 6.07 in the aggregate exceed an amount equal to the excess of (x) thirty percent (30%) of Consolidated Net Income of Domestic Borrower for Domestic Borrower’s most recently completed fiscal year over (y) $15,000,000.”
(j) Amendment to Section 6.12. Section 6.12 is hereby amended by restating Section 6.12 in its entirety to read as follows:
     “SECTION 6.12. Sales and Leasebacks. Except for those transactions described on Schedule 6.12 and any transaction permitted under Sections 6.04(b) and 6.04(g), the Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that (i) any Borrower or any of its respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than any Borrower or any or its respective Subsidiaries) or (ii) any Borrower or any of its respective Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by such Borrower or such Subsidiaries to any Person (other than any other Borrower or any other Subsidiaries of such Borrower) in connection with such lease.”
(k) Amendment to Section 6.14. Section 6.14 is hereby amended by restating Section 6.14 in its entirety to read as follows:
     “SECTION 6.14. Minimum Fixed Charge Coverage Ratio. The Domestic Borrower and its Subsidiaries shall not permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.0 for each fiscal quarter ending on or before December 31, 2008, and 1.50 to 1.0 for the fiscal quarter ending March 31, 2009 and thereafter.”
(l) Amendment to Section 6.15. Section 6.15 is hereby amended by restating Section 6.15 in its entirety to read as follows:
     “SECTION 6.15. Maximum Leverage Ratio. The Domestic Borrower and its Subsidiaries shall not permit the Leverage Ratio to exceed 2.50 to 1.0 for each fiscal quarter ending on or before December 31, 2008, and 2.25 to 1.0 for the fiscal quarter ending March 31, 2009 and thereafter.”

(m) Amendment to Section 7.01. Section 7.01 is hereby amended by restating paragraph (h) in its entirety to read as follows:
     “(h) any default under the Senior Convertible Notes, the ARAM Seller’s Note or the Junior Financing, subject to any applicable grace periods;”
(n) Amendment to Schedule 2.01. Schedule 2.01 is hereby restated and replaced by the Schedule 2.01 attached hereto as Exhibit A.
     3. Amendment to Foreign Security Agreement. The Foreign Security Agreement is hereby amended as follows:
     (a) Amendment to Annex 13. Annex 13 is hereby restated and replaced by the Annex 13 attached hereto as Exhibit B.
     4. Limited Waiver. Lenders hereby waive any Default or Event of Default caused by Borrower’s failure to comply with Section 7.01(f) of the Credit Agreement from the Fourth Amendment Effective Date until January 31, 2009, to the extent said Default or Event of Default is caused solely by the fact that existing Short Term Interim Financing remains outstanding. The provisions of this Section 3 shall not in any way be construed to waive, nor shall this Amendment in any way serve as a waiver of, any other Default or Event of Default now or hereafter existing under the Credit Agreement or other Loan Documents, except as expressly set forth herein.
     5. Release. The Administrative Agent hereby agrees to execute a release over the initial assets that become subject to the Sale/Leaseback Agreement and upon the written request of (and at the sole cost and expense of) the Domestic Borrower, execute such further releases over assets that become subject to the Sale/Leaseback Agreement from time to time, all in accordance with the terms of the Loan Documents.
     6. Conditions to Effectiveness. This Amendment shall be effective on the Fourth Amendment Effective Date upon satisfaction of each of the following conditions:
     (i) The Administrative Agent (or its counsel) shall have received from each party hereto either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.
     (ii) The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent of Domestic Borrower or one or more of its Subsidiaries continuing good faith efforts to enter into a $41,000,000 five year amortizing equipment lease financing facility, which subject only to standard and customary closing conditions, shall be expected to close on or before January 31, 2009, with such financing on terms reasonably satisfactory to the Administrative Agent.

     (iii) The Administrative Agent shall have received either (i) final definitive documents in connection with the extension or refinancing of the existing Short Tem Interim Junior Financing (as provided in the proviso to the definition thereof) or (ii) a letter executed by Jefferies Finance LLC, or one or more of its affiliates, and the Domestic Borrower evidencing the parties continuing good faith efforts to consummate on or prior to January 31, 2009, an extension or refinancing of the existing Short Term Interim Financing (as provided in the proviso to the definition thereof) on terms reasonably satisfactory to the Administrative Agent.
     (iv) The Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the stated maturity date of the ARAM Seller’s Note has been extended to September 17, 2013, or later, on terms satisfactory to the Administrative Agent.
     (v) The Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the unsecured promissory note in the aggregate principal amount of $10,000,000 issued by 3226509 Nova Scotia Company, a Nova Scotia unlimited liability company and successor by assignment to the Domestic Borrower, under the ARAM Purchase Agreement, in favor of the sellers of ARAM and certain of its Affiliates pursuant to the terms of the ARAM Purchase Agreement has been paid and cancelled.
     (vi) The Administrative Agent shall have received, for the account of each Lender that executes this Amendment on or before December 29, 2008, an upfront fee, in an amount equal to 0.75% of the total commitment level of each such Lender, which fees will be payable on the Fourth Amendment Effective Date, and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder to the extent that invoices have been provided to the Borrowers in advance of such Fourth Amendment Effective Date.
     (vii) The Administrative Agent shall have received all documents and other items that it may reasonably request relating to any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.
     (viii) No Default or Event of Default exists.
     7. Representations and Warranties. Each Borrower and each Guarantor hereby confirms that the representations and warranties contained in the Credit Agreement and the other Loan Documents made by it are true and correct as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date. Each Borrower and each Guarantor also hereby confirm that this Amendment has been duly authorized by all necessary corporate action and constitutes the binding obligation of each of the Borrowers and the Guarantors, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).
     8. Continuing Effect of the Credit Agreement. This Amendment shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrowers or Guarantors that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.
     9. Ratification. The Domestic Borrower and each Domestic Guarantor hereby confirm and ratify the Credit Agreement and each of the other Loan Documents to which it is a party, as amended hereby, and acknowledges and agrees that the same shall continue in full force and effect, as amended hereby, and by any prior amendments thereto. The Foreign Borrower and each Foreign Guarantor hereby confirm and ratify the Credit Agreement and each of the other Loan Documents to which it is a party, as amended hereby, and acknowledges and agrees that the same shall continue in full force and effect, as amended hereby, and by any prior amendments thereto.
     10. Counterparts. This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, electronic or facsimile form and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     11. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to an article or section number are to such articles or sections of this Amendment unless otherwise specified.
     12. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
     13. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to such state’s conflict of laws rules.
     14. Release by Borrowers and Guarantors. Each Borrower and each Guarantor does hereby release and forever discharge the Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever known to any Obligor, whether based on law or equity, which any of said parties has held or may now own or hold, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Credit Agreement, Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrowers or Guarantors or their representatives and the Agent and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives and, in either case, whether or not caused by the sole or partial negligence of any indemnified party. Such release, waiver, acquittal and discharge shall and does include any claims of any kind or nature which may, or could be, asserted by any of the Borrowers or Guarantors.
     15. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DOMESTIC BORROWER:

ION GEOPHYSICAL CORPORATION,
a Delaware corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Senior Vice President, General Counsel and Corporate Secretary

FOREIGN BORROWER:

ION INTERNATIONAL S.À R.L.,
a Luxembourg private limited liability company

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Category A Manager

[Signature page to Fourth Amendment to Credit Agreement]

GUARANTORS OF DOMESTIC AND
FOREIGN LOANS:

GX TECHNOLOGY CORPORATION,
a Texas corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Vice President

ION EXPLORATION PRODUCTS (U.S.A.), Inc.,
a Delaware corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Vice President

I/O MARINE SYSTEMS, INC., a Louisiana corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Vice President

[Signature page to Fourth Amendment to Credit Agreement]

GUARANTORS OF FOREIGN LOANS:

CONCEPT SYSTEMS LIMITED, a private limited company
incorporated under the law of Scotland

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Director

I/O CAYMAN ISLANDS, LTD, an Exempted
Company incorporated in the Cayman Islands

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Director

ION INTERNATIONAL HOLDINGS L.P.,
a Bermuda limited partnership

By:	ION Exploration Products (USA) Inc.,
a Delaware corporation,
its General Partner

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Vice President

SENSOR NEDERLAND B.V., a private company
incorporated under the laws of The Netherlands

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Director
[Signature page to Fourth Amendment to Credit Agreement]

3226509 NOVA SCOTIA COMPANY,
a Nova Scotia unlimited company

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Vice President

ARAM SYSTEMS LTD.,
an Alberta corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Director

CANADIAN SEISMIC RENTALS INC.,
an Alberta corporation

By:	/s/ David L. Roland

Name:	David L. Roland
Title:	Vice President

[Signature page to Fourth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

HSBC BANK USA, N.A.

By:	/s/ Steven F. Larsen

Name:	Steven F. Larsen
Title:	First Vice President

LENDER:

HSBC BANK CANADA

By:	/s/ Kevin Bale

Name:	Kevin Bale
Title:	Assistant Vice President Energy Financing

By:	/s/ Perry Englot

Name:	Perry Englot
Title:	Vice President and Manager

LENDER:

ABN AMRO BANK N.A.

By:	/s/ Scott Donaldson

Name:	Scott Donaldson
Title:	Director

By:	/s/ Todd Vaubel

Name:	Todd Vaubel
Title:	Vice President

LENDER:

CITIBANK, N.A.

By:	/s/ Faith E. Allen

Name:	Faith E. Allen
Title:	Sr. Vice President and Area Manager

LENDER:

WHITNEY NATIONAL BANK

By:	/s/ Doug Webster

Name:	Doug Webster
Title:	Banking Officer

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ W.J. Bowne

Name:	W.J. Bowne
Title:	Managing Director

[Signature page to Fourth Amendment to Credit Agreement]

LENDER:

ABU DHABI INTERNATIONAL BANK INC.

By:	/s/ Nagy Kolta

Name:	Nagy Kolta
Title:	Executive Vice President

By:	/s/ Pamela Sigda

Name:	Pamela Sigda
Title:	Senior Vice President

[Signature page to Fourth Amendment to Credit Agreement]